Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-255419 and 333-267045) and registration statement on Form F-3 (No. 333-264110) of our report dated April 4, 2023, with respect to the consolidated financial statements of Steakholder Foods Ltd.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Tel Aviv, Israel
April 4, 2023